Exhibit 99.3

Item 8.	Financial Statements and Supplementary Data

Our consolidated financial statements and related notes are filed together with this report. See the index to financial statements on page F-1 for a list of financial statements filed with this report. We have not presented the selected quarterly financial data required by Item 302(a) of Regulation S-K as supplementary information to the basic financial statements.

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